Exhibit 99.1

CarGurus Announces Second Quarter 2018 Results

Second Quarter Highlights:

•	Total revenue of $110.3 million, an increase of 45% year-over-year
•	GAAP operating income of $1.4 million; non-GAAP operating income of $7.0 million
•	GAAP net income of $31.3 million; non-GAAP net income of $6.9 million
•	Adjusted EBITDA of $8.3 million

CAMBRIDGE, MA:  August 7, 2018 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the second quarter ended June 30, 2018.

“The second quarter’s results built upon the momentum we delivered in Q1, resulting in both revenue and profitability above our guidance,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus.  “In addition to our strong financial results, we also continued to grow our global consumer audience and install base of paying dealers, providing trust and transparency to auto shoppers and increasing the value we deliver to dealers.”

Revenue

Second Quarter 2018:

•	Total revenue was $110.3 million, an increase of 45% compared to $76.2 million in the second quarter of 2017.
•	Marketplace subscription revenue was $97.7 million, an increase of 44% compared to $67.8 million in the second quarter of 2017.
•	Advertising and other revenue was $12.6 million, an increase of 49% compared to $8.5 million in the second quarter of 2017.

Operating Income

Second Quarter 2018:

•	GAAP operating income was $1.4 million, or 1% of total revenue, compared to $6.0 million, or 8% of total revenue, in the second quarter of 2017.
•	Non-GAAP operating income was $7.0 million, or 6% of total revenue, compared to $6.1 million, or 8% of total revenue, in the second quarter of 2017.

Net Income & Adjusted EBITDA

Second Quarter 2018:

•

GAAP net income was $31.3 million, or $0.28 per share based on 113.1 million weighted-average diluted shares outstanding as of June 30, 2018, as compared to net income of $4.3 million, or $0.04 per share based on 46.1 million weighted-average diluted shares outstanding as of June 30, 2017, in the second quarter of 2017.

•

Non-GAAP net income was $6.9 million, or $0.06 per share based on 113.1 million weighted-average diluted shares outstanding as of June 30, 2018, compared to $4.1 million or $0.04 per share based on 106.7 million weighted-average diluted shares outstanding as of June 30, 2017, in the second quarter of 2017.

•	Adjusted EBITDA, a non-GAAP metric, was $8.3 million, compared to $7.0 million in the second quarter of 2017.

Balance Sheet and Cash Flow

•	As of June 30, 2018, CarGurus had cash, cash equivalents, and short-term investments of $141.8 million and no debt.
•

The Company generated $17.5 million in cash from operations and $16.8 million in free cash flow, which is a non-GAAP metric, during the second quarter of 2018 compared to generating $4.8 million in cash from operations and $2.6 million in free cash flow during the second quarter of 2017.

Second Quarter Business Metrics

•

U.S. revenue was $106.4 million in the second quarter of 2018, an increase of 44% compared to $74.1 million in the second quarter of 2017. GAAP operating income in the U.S. was $9.7 million, a decrease of 21% compared to $12.2 million in the second quarter of 2017. The decrease in GAAP operating income from the second quarter of 2017 to the second quarter of 2018 was primarily due to a $5.2 million increase in stock-based compensation expense.

•

International revenue was $3.9 million in the second quarter of 2018, an increase of 87% compared to $2.1 million in the second quarter of 2017. GAAP operating loss in International markets was ($8.2) million, an increase of 33% compared to a loss of ($6.2) million in the second quarter of 2017.

•

Total paying dealers were 29,969 at June 30, 2018, an increase of 20% compared to 25,041 at June 30, 2017.  Of the total paying dealers at June 30, 2018, U.S. and International accounted for 26,871 and 3,098, respectively, compared to 23,347 and 1,694, respectively, at June 30, 2017.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $13,130 as of June 30, 2018, an increase of 19% compared to $11,048 as of June 30, 2017.
•	AARSD in International markets was $5,037 as of June 30, 2018, an increase of 2% compared to $4,944 as of June 30, 2017.
•	Website traffic and consumer engagement metrics for the second quarter of 2018 grew as follows:
o

U.S. average monthly unique users were 36.0 million, an increase of 56% compared to 23.1 million in the second quarter of 2017. U.S. average monthly sessions were 93.3 million, an increase of 52% compared to 61.3 million in the second quarter of 2017.

o

International average monthly unique users were 3.5 million, an increase of 54% compared to 2.3 million in the second quarter of 2017. International average monthly sessions were 8.0 million, an increase of 60% compared to 5.0 million in the second quarter of 2017.

Third Quarter and Full-Year 2018 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Third Quarter 2018:

•	Total revenue	$112 to $113 million
•	Non-GAAP operating income	$5.5 to $6.5 million
•	Non-GAAP EPS	$0.04 to $0.05

The third quarter 2018 non-GAAP earnings per share calculation assumes 113.6 million diluted weighted-average common shares outstanding.

Full-Year 2018:

•	Total revenue	$436 to $438 million
•	Non-GAAP operating income	$28.5 to $30.5 million
•	Non-GAAP EPS	$0.22 to $0.23

The full-year non-GAAP earnings per share calculation assumes 113.5 million diluted weighted-average common shares outstanding.  Guidance for the third quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to timing, amount, valuation and number of future employee awards and therefore is not available without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled "Non-GAAP Financial Measures and Other Business Metrics" below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its second quarter 2018 financial results and third quarter and full fiscal year 2018 financial guidance at 5:00 p.m. Eastern Time today, August 7, 2018. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company's website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on August 7, 2018, until 11:59 p.m. Eastern Time on August 21, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13681306. In addition, an archived webcast will be available on the Investors section of the Company's website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: ComScore Media Metrix Multi Platform, June 2018). In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter 2018 and full-year 2018, attractiveness of our product offerings and platform, the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on August 7, 2018 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At June 30, 2018	At December 31, 2017
Assets
Current assets
Cash and cash equivalents	$31,762	$87,709
Investments	110,000	50,000
Accounts receivable, net of allowance for doubtful accounts of $551 and $494, respectively	11,432	12,577
Prepaid expenses, prepaid income taxes and other current assets	11,090	6,918
Total current assets	164,284	157,204
Property and equipment, net	16,221	16,563
Restricted cash	3,604	1,843
Deferred tax assets	29,049	825
Other long–term assets	143	159
Total assets	$213,301	$176,594
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$30,476	$23,908
Accrued expenses, accrued income taxes and other current liabilities	11,290	13,588
Deferred revenue	7,577	4,305
Deferred rent	1,206	1,165
Total current liabilities	50,549	42,966
Deferred rent, net of current portion	5,206	5,648
Other non–current liabilities	1,155	955
Total liabilities	56,910	49,569
Stockholders’ equity:
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 88,682,807 and 77,884,754 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively.	89	78
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 20,702,084 and 28,226,104 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively.	21	28
Additional paid-in capital	179,716	185,190
Accumulated deficit	(23,583)	(58,499)
Accumulated other comprehensive income	148	228
Total stockholders’ equity	156,391	127,025
Total liabilities and stockholders’ equity	$213,301	$176,594

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$110,325	$76,240	$209,026	$143,275
Cost of revenue(1)	5,959	4,322	11,528	7,647
Gross profit	104,366	71,918	197,498	135,628
Operating expenses:
Sales and marketing	80,933	55,533	152,441	104,604
Product, technology, and development	11,844	4,709	20,942	8,357
General and administrative	9,541	5,033	17,412	9,092
Depreciation and amortization	604	648	1,337	1,196
Total operating expenses	102,922	65,923	192,132	123,249
Income from operations	1,444	5,995	5,366	12,379
Other income, net	703	53	985	217
Income before income taxes	2,147	6,048	6,351	12,596
(Benefit from) provision for income taxes	(29,118)	1,702	(28,565)	4,043
Net income	$31,265	$4,346	$34,916	$8,553
Reconciliation of net income to net income attributable to common stockholders:
Net income	$31,265	$4,346	$34,916	$8,553
Net income attributable to participating securities	—	(2,563)	—	(5,045)
Net income attributable to common stockholders — basic	$31,265	$1,783	$34,916	$3,508
Net income	$31,265	$4,346	$34,916	$8,553
Net income attributable to participating securities	—	(2,468)	—	(4,853)
Net income attributable to common stockholders — diluted	$31,265	$1,878	$34,916	$3,700
Net income per share attributable to common stockholders:
Basic	$0.29	$0.04	$0.32	$0.08
Diluted	$0.28	$0.04	$0.31	$0.08
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	108,500,802	42,162,718	107,726,105	42,122,339
Diluted	113,081,209	46,097,163	113,215,564	46,182,359
(1) Includes depreciation and amortization expense for the three months ended June 30, 2018 and 2017 and for the six months ended June 30, 2018 and 2017 of $616, $269, $1,120 and $391, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating Activities
Net income	$31,265	$4,346	$34,916	$8,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,220	917	2,457	1,587
Unrealized currency (gain) loss on foreign denominated transactions	(72)	128	(19)	128
Deferred taxes	(26,214)	435	(28,224)	410
Provision for doubtful accounts	345	221	722	380
Stock-based compensation expense	5,605	74	9,423	150
Changes in operating assets and liabilities:
Accounts receivable	411	(1,693)	418	(2,720)
Prepaid expenses, prepaid income taxes, and other assets	(3,805)	(2,487)	(4,312)	(890)
Accounts payable	6,689	1,156	7,338	1,200
Accrued expenses, accrued income taxes, and other current liabilities	1,660	502	(1,991)	(784)
Deferred revenue	504	217	3,315	1,251
Deferred rent	(219)	938	(434)	668
Other non-current liabilities	85	91	239	157
Net cash provided by operating activities	17,474	4,845	23,848	10,090
Investing Activities
Purchases of property and equipment	(547)	(1,817)	(981)	(1,976)
Capitalization of website development costs	(144)	(385)	(725)	(947)
Investments in certificates of deposit	(70,000)	—	(130,000)	(30,000)
Maturities of certificates of deposit	40,000	—	70,000	26,774
Net cash used in investing activities	(30,691)	(2,202)	(61,706)	(6,149)
Financing Activities
Proceeds from exercise of stock options	2,305	59	2,385	168
Payment of initial public offering costs	—	(305)	(1,142)	(305)
Payment of withholding taxes on net share settlements of equity awards	(17,488)	—	(17,488)	—
Net cash used in financing activities	(15,183)	(246)	(16,245)	(137)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(107)	3	(83)	29
Net (decrease) increase in cash, cash equivalents, and restricted cash	(28,507)	2,400	(54,186)	3,833
Cash, cash equivalents, and restricted cash at beginning of period	63,873	32,953	89,552	31,520
Cash, cash equivalents, and restricted cash at end of period	$35,366	$35,353	$35,366	$35,353
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,275	$600	$2,280	$647
Cash paid for interest	$5	$6	$10	$12
Supplemental disclosure of non-cash investing and financing activities:
Unpaid purchases of property and equipment	$712	$2,271	$712	$2,271
Capitalized stockholders' compensation in website development costs	$61	$—	$210	$—
Unpaid deferred initial public offering costs	$—	$1,549	$—	$1,549

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP operating income	$1,444	$5,995	$5,366	$12,379
Stock-based compensation expense	5,605	74	9,423	150
Non-GAAP operating income	$7,049	$6,069	$14,789	$12,529

GAAP operating margin	1%	8%	3%	9%
Non-GAAP operating margin	6%	8%	7%	9%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net income	$31,265	$4,346	$34,916	$8,553
Stock-based compensation expense, net of tax(1)	4,428	48	7,444	98
Change in tax provision from stock-based compensation expense(2)	(28,828)	(264)	(28,941)	(373)
Non-GAAP net income	$6,865	$4,130	$13,419	$8,278
Non-GAAP net income attributable to common stockholders	$6,865	$4,130	$13,419	$8,278
Non-GAAP net income attributable to common stockholders per share:
Basic	$0.06	$0.04	$0.12	$0.08
Diluted	$0.06	$0.04	$0.12	$0.08
Weighted-average number of shares of common stock used in computing non-GAAP net income per share to common stockholders:
GAAP Basic Shares	108,501	42,163	107,726	42,122
Preferred Shares assuming conversion	—	60,565	—	60,565
Total Non-GAAP Basic Shares	108,501	102,728	107,726	102,687
GAAP Diluted Shares	113,081	46,097	113,216	46,182
Preferred Shares assuming conversion	—	60,565	—	60,565
Total Non-GAAP Diluted Shares	113,081	106,662	113,216	106,747
(1) The stock-based compensation amounts reflected in the table above, for 2018 and 2017, are tax effected at the U.S. federal statutory tax rates of 21% and 35%, respectively.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$110,325	$76,240	$209,026	$143,275
Cost of revenue	5,959	4,322	11,528	7,647
Gross profit	104,366	71,918	197,498	135,628
Stock-based compensation expense included in Cost of revenue	92	5	181	10
Non-GAAP gross profit	$104,458	$71,923	$197,679	$135,638

GAAP gross profit margin	95%	94%	94%	95%
Non-GAAP gross profit margin	95%	94%	95%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$5,959	$(92)	$5,867	5%	5%	$4,322	$(5)	$4,317	6%	6%
S&M	80,933	(1,536)	79,397	73%	72%	55,533	(35)	55,498	72%	72%
P,T&D(1)	11,844	(2,658)	9,186	11%	8%	4,709	(23)	4,686	6%	6%
G&A	9,541	(1,319)	8,222	9%	8%	5,033	(11)	5,022	7%	7%
Depreciation & amortization	604	—	604	1%	1%	648	—	648	1%	1%
Operating expenses(2)	$102,922	$(5,513)	$97,409	94%	89%	$65,923	$(69)	$65,854	86%	86%
Total expenses	$108,881	$(5,605)	$103,276	99%	94%	$70,245	$(74)	$70,171	92%	92%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Six Months Ended June 30,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$11,528	$(181)	$11,347	6%	5%	$7,647	$(10)	$7,637	5%	5%
S&M	152,441	(2,546)	149,895	72%	72%	104,604	(73)	104,531	73%	73%
P,T&D(1)	20,942	(4,319)	16,623	10%	8%	8,357	(48)	8,309	6%	6%
G&A	17,412	(2,377)	15,035	8%	7%	9,092	(19)	9,073	6%	6%
Depreciation & amortization	1,337	—	1,337	1%	1%	1,196	—	1,196	1%	1%
Operating expenses(2)	$192,132	$(9,242)	$182,890	91%	88%	$123,249	$(140)	$123,109	86%	86%
Total expenses	$203,660	$(9,423)	$194,237	97%	93%	$130,896	$(150)	$130,746	91%	91%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017
GAAP net income	$31,265	$4,346	$34,916	$8,553
Depreciation and amortization	1,220	917	2,457	1,587
Stock-based compensation expense	5,605	74	9,423	150
Other (income), net	(703)	(53)	(985)	(217)
(Benefit from) provision for income taxes	(29,118)	1,702	(28,565)	4,043
Adjusted EBITDA	$8,269	$6,986	$17,246	$14,116

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$17,474	$4,845	$23,848	$10,090
Purchases of property and equipment	(547)	(1,817)	(981)	(1,976)
Capitalization of website development costs	(144)	(385)	(725)	(947)
Non-GAAP free cash flow	$16,783	$2,643	$22,142	$7,167

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other (income) expense, net, the (benefit from) provision for income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense.  Non-GAAP net income and non-GAAP income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to our Enhanced or Featured Listing product at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who has visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses a website during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Rodney Nelson

Director, Investor Relations

888-508-1190

investors@cargurus.com